Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in Form S-3/A and related prospectus of Ampio Pharmaceuticals, Inc.’s (the “Company”) our report dated March 16, 2017, with respect to the balance sheets of the Company as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ deficit, and cash flows for each of the three years ended December 31, 2016. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement and prospectus.

/s/ EKS&H LLLP

April 17, 2017

Denver, Colorado